UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

(Rule 14a-101)

INFORMATION REQUIRED IN PROXY STATEMENT

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the Securities

Exchange Act of 1934 (Amendment No. [            ] )

Filed by the Registrant  ☒

Filed by a Party other than the Registrant  ☐

Check the appropriate box:

☐	Preliminary Proxy Statement
☐	Confidential, For Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☐	Definitive Proxy Statement
☒	Definitive Additional Materials
☐	Soliciting Material Pursuant to Section 240.14a-11(c) or Section 240.14a-12

WASATCH FUNDS, INC.

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

☒	No fee required.
☐	Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.

(1)	Title of each class of securities to which the transaction applies:

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(3)	Per unit price or other underlying value of the transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):

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(5)	Total fee paid:

☐	Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

(1)	Amount Previously Paid:

(2)	Form, Schedule or Registration Statement No.:

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(4)	Date Filed:

February 12, 2010

YOUR IMMEDIATE ACTION IS REQUESTED

Dear Wasatch Funds Shareholder:

Wasatch Funds previously sent you a Notice of Special Meeting of Shareholders and a Proxy Statement describing several very important proposals affecting Wasatch Funds. Wasatch Funds held the Special Meeting of Shareholders on February 11, 2010 to consider the election of directors for each fund, the approval of new advisory agreements for each fund, the approval of new sub-advisory agreements for the Wasatch-Hoisington U.S. Treasury Fund and the Wasatch-1st Source Income Fund, and the approval of a Plan of Reorganization for the funds. Unfortunately, some funds did not receive the necessary participation from shareholders to consider all the proposals. For the proposals not considered, the meeting was adjourned until March 11, 2010 at 10:00 a.m.

You are receiving this communication because, as of February 11th, we had not received your vote for at least one fund that did not have enough shareholder participation to take action at the shareholder meeting.

Please take a few moments to vote your proxy today. Voting today helps limit the cost of soliciting votes, and ensures that your views are represented. We have enclosed another ballot and postage-paid envelope for your convenience; however, your vote can be counted immediately by using one of these easy methods:

1.	By Internet. Visit www.proxyonline.com and follow the instructions on the enclosed ballot to record your vote via the internet.

or

2.	By Touch-tone Phone. Simply dial 1-866-458-9860 and follow the instructions on the enclosed ballot to vote using our toll-free automated system.

or

3.	By Speaking with a Proxy Voting Solicitor. Call toll-free 1-866-521-4229. Representatives are available 9:30 a.m. to 11:00 p.m. (Eastern Time), Monday through Friday, to assist in voting your shares or answering any questions.

To request another copy of the proxy material, or if you have any questions with regard to the proposals being addressed by the proxy vote, please call toll-free 1-866-521-4229, or visit www.wasatchfunds.com

YOUR VOTE IS VERY IMPORTANT. PLEASE VOTE YOUR SHARES TODAY.

P.O. Box 2172 • Milwaukee, Wisconsin 53201-2172

www.wasatchfunds.com • 800.551.1700